UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2005

Date of Report (Date of earliest event reported)

Commission File Number: 0-22723

-----------------------------------

AMERICAN PETRO-HUNTER INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                       98-0171619

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

205- 16055 Fraser Highway, Surrey, B.C., Canada V3S 2W9

(Address of principal executive offices)

(604) 507-2181

(Issuer's telephone number, including area code)

if changed since last report)

Item 3.02    Unregistered Sales of Equity Securities

    On November 23, 2005, American Petro-Hunter, Inc. (the "Company", "AAPH" or "Registrant") sold 1,000,000 Units (composed of one share of common stock and 1 warrant) at a price of $0.05 per Unit for a total of $50,000.  Each warrant is exercisable at a price of $0.10 per share for a period of three (3) years from the date of issuance.  These Units were sold under the auspices of Regulation S as sales to non-U.S. persons.

      The Company's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 2004, reported that the Company has entered into a promissory note financing of $50,000 at an interest rate of 10% per annum.  However, of that $50,000 commitment, the Company only received $25,000 and, therefore, only 500,000 share purchase warrants at the terms described in that filing.

Item 4.01. Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) Effective November 16, 2005, Registrant confirmed with its auditors, Ernst & Young ("Ernst”) that the firm would no longer be representing the Registrant as its accountants. As of that date, Registrant informed that Ernst that Registrant would be selecting a new auditor.

     (ii) Ernst has never reported on Registrant's financial statements. Registrant's financial statements for the past two years, as audited by Moore Stephens Ellis Foster Ltd.(which was later sold to Ernst) and Morgan & Company, included independent auditor's reports containing an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (iii) The change of independent accountants was ratified by the Board of Directors of Registrant on November 16, 2005.

     (iv) During Registrant's two most recent fiscal years and the subsequent interim period through November 16, 2005, there were no disagreements with Ernst on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ernst's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  However, Ernst’s reports on the Company's consolidated financial statements contained an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (v) During the two most recent fiscal year and the subsequent interim period through November 16, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (a) During the previous two fiscal years and the subsequent interim period through November 16, 2005, Ernst did not advise Registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

            (b)  During the previous two fiscal years and the subsequent interim period through November 16, 2005, Ernst did not advise Registrant that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made Ernst unwilling to be associated with the financial statements prepared by management.

            (c)  During the previous two fiscal years and the subsequent interim period through November 16, 2005, Ernst did not advise Registrant that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

            (d)  During the previous two fiscal years and the subsequent interim period through November 16, 2005, Ernst did not advise Registrant that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     (vi) The Registrant has requested that Ernst furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 22, 2005, is filed as Exhibit 16.3 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged Morgan & Company ("Morgan”) as its new independent accountants on November 16, 2005. Prior to November 16, 2005 (except during the period during which Morgan was the Registrant's auditor), the Registrant had not consulted with Morgan regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by Moore concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

         Exhibit 16.3        Letter from Ernst dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2005

AMERICAN PETRO-HUNTER INC.

/s/ Patrick A. McGowan

Patrick A. McGowan

Chief Executive Officer

Exhibit 16.3

[ERNST & YOUNG LETTERHEAD]

November 22, 2005

Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C.

20549 USA

Dear Sirs:

RE:    AMERICAN PETRO-HUNTER INC.

We were named the independent registered public accounting firm for American Petro-Hunter, however, we did not report on the financial statements of American Petro-Hunter, Inc. for the year ended December 31, 2004.  As of November 16, 2005 American Petro-Hunter Inc. has engaged another firm as their independent registered public accounting firm. We have read American Petro-Hunter Inc.'s statements under Item 4 of its Form 8-K, dated November 16, 2005, and we agree with such statements.

There has been no disagreement between American Petro-Hunter Inc. and Ernst & Young on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

David T. Kong, Partner

(604) 648-3615

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